Exhibit 10.19

SEVERANCE AND CHANGE-IN-CONTROL AGREEMENT

This Severance and Change-in-Control Agreement (this “Agreement”) is effective as of March 2nd, 2016 (the “Effective Date”), by and between Company Corp., a Pennsylvania corporation (the “Company”) and Shu Gan (the “Employee”). The Company and the Employee are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Employee currently serves as Chief Marketing Officer of the Company; and

WHEREAS, the Company has determined that it is in the best interests of the Company to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility of his termination of employment with the Company or of a change in control of the Company;

NOW THEREFORE, in consideration of the covenants and promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.            Definitions.

1.1              “Cause” shall be limited to the following specific events:

1.1.1           Gross negligence or willful misconduct in the performance of Employee’s duties;

1.1.2           A material or willful violation of federal or state law injurious to the business or reputation of the Company;

1.1.3           A refusal or willful failure to act in accordance with any specific lawful direction or order of the Company;

1.1.4           A substantive violation of Company’s written policies as defined by Company;

1.1.5           A commission of an act of fraud with respect to the Company; or

1.1.6           A conviction of or pleading guilty to either a felony, or a crime causing material harm to the standing or reputation of the Company.

1.2              “Change in Control” means the occurrence of any of the following:

1.2.1           The consummation by the Company of a sale, transfer or assignment, in one transaction or a series of related transactions, of all or substantially all of the assets of Company other than to one or more affiliates of Company or one or more entities owned by stockholders of Company in substantially the same proportions as their stock ownership in Company;

1.2.2           Any “person” (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding affiliates of Company and employee benefit plans of Company and its affiliates, becomes the beneficial owner of more than 50% of the outstanding voting stock of Company other than as the result of the direct purchase of securities from Company; or

1.2.3           The consummation by Company of a merger or consolidation with or into any other entity, other than a merger or consolidation that results in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent of the combined voting power of the surviving entity immediately after such merger or consolidation.

1.3              “Good Reason” means the existence of any of the following conditions (without Employee’s prior consent):

1.3.1           A material diminution in Employee’s title, duties or responsibilities or base compensation; or

1.3.2           A required relocation of Employee’s principal place of employment outside of 50 miles from the Company’s headquarters immediately prior to the Change in Control.

Notwithstanding the foregoing provisions of this Section 1.3, Good Reason shall only exist if the Company is provided with a 30-day period to cure the event or condition giving rise to Good Reason, and it fails to do so within such 30-day cure period and Employee resigns from employment within fifteen days following the end of the cure period.

2.            Termination of Employment. If the Company shall terminate the Employee’s employment without Cause or the Employee shall terminate his employment for Good Reason (as defined in Section 1), Employee shall be entitled to receive salary and any other amounts due to Employee from the Company through the date of termination and, in addition, shall be entitled to receive a severance in an amount equal to 6 (six) months of base salary (the “Severance Amount”), less all required tax withholdings and other applicable deductions, which amounts shall be paid out in equal installments in accordance with the Company’s regular payroll procedures.

3.            Change in Control.

3.1             Notwithstanding any other agreement to the contrary, if upon or within one (1) year following a Change in Control, as defined below, the Company shall terminate the Employee’s employment without Cause (as defined in Section 1) or the Employee shall terminate his employment for Good Reason (as defined in Section 1), within 60 days after termination of employment, the Company shall pay to Employee the Severance Amount, less all required tax withholdings and other applicable deductions, as a one-time, lump sum payment.

3.2             In the event of a Change in Control (as defined below), any outstanding compensatory equity award, to the extent not fully vested by the date on which such Change in Control occurs, will become fully vested upon such Change in Control.

4.          General Release of Claims. Employee shall not be entitled to the Severance Amount unless Employee shall have executed and delivered to the Company a general release of claims, in such form as the Company shall specify, (the “Release”) upon or after your termination of employment and such Release has become irrevocable not later than fifty-six (56) days after the date of Employee’s termination of employment hereunder. Employee’s entitlement to the Severance Payment is further conditioned upon the return of all Company property of the Company and any of its affiliates in Employee’s possession on or prior to the date of termination of employment and complying with the terms of the Release. The Company will deliver to Employee a copy of the Release not later than three days after Employee’s termination of employment.

5.          Employment At-Will. Notwithstanding anything to the contrary in this Agreement, Employee acknowledges and agrees that Employee’s employment relationship with the Company is at will and may be terminated by Employee or the Company at any time, with or without cause or notice.

6.          Assignment. This Agreement is personal in nature and may not be assigned by Employee.

7.          Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia, without regard to conflicts of laws principles. Any suit, action or proceeding to determine, construe or enforce any provision of this Agreement, or the rights of either Party hereunder, shall be brought in Cobb County, Georgia, and the Parties agree that jurisdiction shall lie therein.

8.          Waiver; Amendment. No waiver in any instance by any party of any provision of this Agreement shall be deemed a waiver of such provision in any other instance or a waiver of any other provision hereunder in any instance. This Agreement cannot be modified except in writing signed by the Party to be charged.

9.          No Third Party Beneficiary Right. This Agreement and its terms and provisions shall not confer any rights or remedies upon any person, other than the Parties and their respective successors and permitted agents.

10.        Notices. Any notice or communication under this Agreement will be in writing and sent by personal delivery or by overnight, registered or certified mail addressed to the Parties as set forth in the signature block below, or at such other address, or agent as may hereafter be designated in writing by such other Party. All such notices will be deemed given on the date personally delivered or mailed.

11.        Severability. The Parties agree that each of the provisions included in this Agreement is separate, distinct, and severable from the other and remaining provisions of this Agreement, and that the invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision or provisions of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between such provision and any applicable law or public policy, such provision or portion thereof shall be modified or deleted in such a manner as to make this Agreement legal and enforceable to the fullest extent permitted under applicable law.

12.        Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but together shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

13.        Entire Agreement. This Agreement, together with the terms set forth in the offer letter dated September 22, 2015, constitute the entire agreement and understanding between the Parties in relation to the subject matter hereof and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth herein and therein. The Parties have each negotiated the terms hereof and carefully reviewed this Agreement.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

COMPANY:

NUMEREX CORP.

Signature:

Title:

EMPLOYEE

Signature:

Print: